UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2003

HANDLEMAN COMPANY

(Exact name of registrant as specified in its Charter)

Michigan	1-7923	38-1242806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-4142
(Address of principal executive offices)	(Zip Code)

(248) 362-4400

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Items 1-8.	Not applicable.

Item 9.	Regulation FD Disclosure - Information is being provided under Item 12.

Furnished as Item 12 - Results of Operations and Financial Condition. A press release reporting registrant’s results for the fourth quarter and fiscal year ended May 3, 2003 was issued on June 10, 2003. As a result, the registrant is furnishing the press release attached as Exhibit 99.1.

Item 10.	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: June 11, 2003	By:	/s/ THOMAS C. BRAUM, JR.
	Name:	Thomas C. Braum, Jr.
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press release reporting results for the fourth quarter and fiscal year ended May 3, 2003.